REGULATION S SECURITIES SUBSCRIPTION AGREEMENT

           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (OTHER THAN DISTRIBUTORS) UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENT OF THE ACT IS AVAILABLE. THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

           This Regulation S Securities Subscription Agreement (the "Agreement") is executed by the undersigned (the "Subscriber") in connection with the offer and subscription by the undersigned to purchase shares of Series 1 Convertible Preferred Stock (the "Preferred Stock") of Global Intellicom, Inc., a Nevada corporation (the Company"). The Company is offering 300,000 shares of the Preferred Stock at a price of $10.00 per share ("Shares"). The Preferred Stock shall have a liquidation preference equal to $10.00 per Share. The Preferred Stock may be converted into non legended and freely tradable Common Stock of the Company after 41 days from the closing at a conversion rate equal to the lesser of (a) 70% of the closing bid price of the Common Stock on the day of closing or
(b) 70% of the average closing bid price over the five trading days prior to the date of conversion. This Subscription and, if accepted by the Company, the offer and sale of Preferred Stock and the underlying Common Stock (collectively, the "Securities"), are being made in reliance upon the provisions of Regulation S ("Regulation S") under the United States Securities Act of 1933, as amended (the "Act"). The undersigned, in order to induce the Company to enter into the transaction contemplated hereby and acknowledging that the Company will rely on warranties contained herein.

1.         Offer to Subscribe; Purchase Price

           The Subscriber hereby offers to purchase and subscribes for the number of shares of Preferred Stock, set forth on the signature page to this Agreement. The Closing shall take place as set forth in the escrow instructions attached as Exhibit A hereto.

2.         Representations; Access to Information; Independent Investigation

(a) Offshore Transaction. Subscriber represents and warrants to the Company that (i) Subscriber is not a "U.S. person" as that term is defined in Rule 902 (o) of Regulation S; (ii) Subscriber is not organized under the laws of the United States and was not formed for the purpose of investing in Regulation S Securities and is not registered under the Act; (iii) the offer and sale of the Shares will be made in an offshore transaction and, at the same time of execution of this Subscription Agreement, Subscriber was outside the United States; (iv) Subscriber is purchasing the Shares for its own account and not on behalf of any U.S. person or with a view to or in connection with any distribution, resale, subdivision or fractionalization of the Shares for an indefinite period of time for a U.S. person and the sale of the Shares has not been prearranged with any buyer in the United States; (v) the Subscriber and to the best knowledge of the Subscriber each distributor, if any, participating in the offering of the Shares, to the best knowledge of Subscriber, has agreed and Subscriber agrees that all offers and sales of the Shares prior to the expiration


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           of a period  commencing  on the closing of the offering of the Shares and ending forty days thereafter shall not be made to U.S. persons or for the account or benefit of U.S. persons and shall otherwise be made in compliance with the provisions of Regulation S; (vi) Subscriber understands the restrictions on transfer of the Shares imposed by this Agreement and U.S. securities laws and agrees to comply with such restrictions; and (vii) the offer and sale of the Shares to Subscriber does not violate the securities or other laws of Subscriber's jurisdiction. Subscriber is not a distributor or dealer. Subscriber and its controlling persons agree to indemnify the Company for any misrepresentation contained herein.

(b) Current Public Information. The Company represents that it is a "reporting issuer" as defined in Rule 902 (1) of Regulation S in that it has a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, (the "Exchange Act"), or is required to file reports pursuant to Section 15(d) of the Exchange Act and has filed all the material required to be filed pursuant to the Exchange Act for a period of at least twelve months preceding the date hereof (or for such shorter period as the Company was required to file such material). The Company has furnished Subscriber with copies of such information as may be requested by Subscriber.

(c)        Independent   Investigation;   Access.  Subscriber,  in  electing  to
           subscribe for the Securities hereunder, has relied upon an independent investigation made by it and its representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. Subscriber has been given no oral or written representations or assurances from the Company or any representation of the Company other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement.

(d) No Government Recommendation or Approval. Subscriber understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Securities.

(e) The Company has not offered the Securities to the Subscriber in the United States or, to the best knowledge of Subscriber, to any person in the United States or any U.S. Person.

(f) No Directed Selling Efforts in Regard to this Transaction. To the best knowledge of Subscriber and the Company neither the Company or any person acting for the Company has conducted any "directed selling efforts" as that term is defined in Rule 902 of Regulation S.

3.         Resales

           The transaction restriction in connection with this offshore offer and sale restrict the Purchaser from offering or selling to U.S. Persons for a forty day period. Rule 903(c)(2)(iii) governs the forty day transaction restriction. The Purchaser hereby agrees to comply with that restriction notwithstanding that the rules do not require the placement of such a restrictive legend on the share certificate.


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           Section  5 of the  1933 Act  does  not  apply to sales of the  Shares outside the United States. Rule 904 provides a safe harbor for determining that a resale has occurred outside the United States.
           Section 5 of the 1933 Act prohibits resale of the Shares in the United States except pursuant to an effective registration statement or an exemption from registration for which the Purchaser qualifies,
           including   under   Regulation  S.  The  Purchaser   understands  the
           requirements for qualifying for the exemption from registration, other than as provided by Regulation S, are afforded by Section 4(1) of the 1933 Act and that there can be no assurance that the Purchaser will be able to qualify for exemption afforded by Section 4(1) of the 1933 Act. The Seller shall have no liability in the event the Purchaser is unable to qualify for the exemption afforded by Section 4(1).

           The Purchaser understands that the offer and sale of the Shares are not being registered under the 1933 Act. The Seller is relying on the rules governing offers and sales made outside the United States pursuant to Regulation S. Rules 901 through 904 of Regulation S govern this transaction.

           Subscriber acknowledges and agrees that the Securities may only be resold (a) in compliance with Regulation S; (b) pursuant to a Registration Statement under the Act; or (c) pursuant to an exemption from registration. Company special counsel will deliver an opinion at closing to the effect that an exemption is available.

4.         Subsequent Transfer of Securities

           Subject to compliance with applicable securities law and the terms of the Preferred Stock, the Company agrees, and shall instruct its transfer agent, that the Securities may be transferred to any person or entity who is not an affiliate of the Company without (a) any further restriction on transfer or (b) the entry of a "stop transfer" order against such Securities, provided that the person(s) or entity(ies) requesting transfer furnish the appropriate representations to the Company's legal counsel.

5.         Registration of Securities.

           The Company hereby agrees that upon the occurrence of a regulatory development including, but not limited to, an amendment or proposed amendment of Regulation S, or the existence of any "no-action" or interpretive guidance, whether oral or written, for the SEC, which calls into substantial questions the ability of Purchaser to resell the Common Stock issuable upon conversion of the Preferred Stock without registration, the Company shall promptly and expeditiously file and use its best efforts to cause to become effective, a registration statement on Form S-3 under the Securities Act and relevant Blue Sky Laws covering the sale of the Common Stock issuable upon conversion of the Preferred Stock. Such best efforts shall include, but not limited to, promptly responding to all comments received by the staff of the SEC, providing Purchaser or its counsel with contemporaneous copy of all written communications from the staff of the SEC and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Any such registration statement shall remain effective for up to 12 months or until all of the Securities are sold, whichever is earlier. The Company shall provide the Purchaser with such number of copies of the prospectus as shall be reasonably requested to facilitate the sale of the Common Stock issuable upon

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           conversion of the Preferred Stock. The company shall bear and pay all expenses incurred in connection with any such registration, excluding discounts and commissions. The foregoing shall not in any way limit Purchaser's rights in connection with the shares of Common Stock issuable upon conversion of the Preferred Stock from selling such shares (i) pursuant to Regulation S or (ii) pursuant to any exemption from registration under the Securities Act.

6.         Governing Law

           This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada except for matters arising under the Act or the Securities Exchange Act of 1934 which matters shall be construed and interpreted in accordance with such laws.

           Number of Shares purchased _________________ for total of $_________.

           The undersigned acknowledges that this subscription shall not be effective unless accepted by the Company as indicated below.

Dated this ___ day of August, 1996.

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(Name) (Please Print)

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(Signature)

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(Mailing Address)

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(Registration instructions)

           THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE ABOVE DATE.

                                             GLOBAL INTELLICOM, INC.


                                             By:  ___________________________







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